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                                                                    EXHIBIT 23.3


            [ON THE LETTERHEAD OF BURTON MCCUMBER & CORTEZ, L.L.P.]


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------




THE BOARD OF DIRECTORS
MERCANTILE BANK, NATIONAL ASSOCIATION


WE CONSENT TO INCORPORATION BY REFERENCE HEREIN OF OUR REPORT DATED FEBRUARY 25, 1998, WITH RESPECT TO THE CONSOLIDATED BALANCE SHEETS OF MERCANTILE BANK, NATIONAL ASSOCIATION AS OF DECEMBER 31, 1996 AND 1997, AND THE RELATED CONSOLIDATED STATEMENTS OF EARNINGS, STOCKHOLDERS' EQUITY AND CASH FLOWS FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997 AND TO THE REFERENCE TO OUR FIRM UNDER THE HEADING "EXPERTS" IN THE PROSPECTUS.

                                            /S/BURTON, MCCUMBER & CORTEZ, L.L.P.



BROWNSVILLE, TEXAS
FEBRUARY 1, 1999